UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 19, 2010 (May 13, 2010)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 13, 2010, Magnum Hunter Resources Corporation (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”), by and among the Company, Bank of Montreal, as administrative agent (the “Administrative Agent”), Capital One, N.A., as syndication agent (the “Syndication Agent”), and the lenders and guarantors party thereto.  The Amendment amends the Amended and Restated Credit Agreement dated as of February 12, 2010, by and among the Company, the Administrative Agent, the Syndication Agent and the lenders from time to time party thereto (the “Credit Agreement”).  The Credit Agreement is discussed in further detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 19, 2010.

The Amendment increases the Company’s borrowing base under the Credit Agreement from $70 million to $75 million and reduces the Tranche B portion of the borrowing base to zero. The Tranche B portion of the borrowing base was initially $10 million and was required to be paid back in full on or before the first year anniversary of the Credit Agreement.

The Amendment also releases Eureka Hunter Pipeline, LLC, the Company’s subsidiary (“Eureka Hunter”), from the Security Agreement and Guaranty (as defined in the Credit Agreement), as of the date of the Amendment, and extends the date on which the Company will be required to provide an environmental report with respect to the Eureka Hunter pipeline asset construction.

Under the terms of the Amendment, certain negative covenants of the Credit Agreement have been modified in order to, among other things, (a) prohibit the Company from terminating or cancelling its existing swap agreements, to the extent that the termination value of all swap agreements so terminated during the specified period would exceed five percent of the then effective borrowing base, and (b) permit the Company to make certain investments in Eureka Hunter.

Additionally, the Amendment amends the Credit Agreement to permit certain obligations of the Company with respect to contingent liabilities retained by the Company in connection with the sale of the Company’s limited partner interests in Hall Houston Exploration II LP.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.  Regulation FD Disclosure.

The press release issued by the Company on May 13, 2010 and attached hereto as Exhibit 99.1 is incorporated by reference into this Item 7.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of May 13, 2010, by and among the Company, Bank of Montreal, as administrative agent, Capital One, N.A., as syndication agent, and the guarantors and lenders party thereto

99.1	Magnum Hunter Resources Corporation Press Release Announcing the Increase in the Borrowing Base under the Credit Agreement, dated May 13, 2010

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: May 19, 2010	By:	/s/ Ronald D. Ormand
Ronald D. Ormand,
EVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of May 13, 2010, by and among the Company, Bank of Montreal, as administrative agent, Capital One, N.A., as syndication agent, and the guarantors and lenders party thereto

99.1	Magnum Hunter Resources Corporation Press Release Announcing the Increase in the Borrowing Base under the Credit Agreement, dated May 13, 2010